EXHIBIT H(13)
                                    FORM OF
                                 NORTHERN FUNDS

                             ADDENDUM NO. 11 TO THE
                           TRANSFER AGENCY AGREEMENT
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     This Addendum, dated as of the 31st day of July, 2000 is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY (the "Transfer Agent"), an Illinois state bank.

     WHEREAS, the Trust and the Transfer Agent have entered into a Transfer Agency Agreement dated as of April 1, 1994, Addendum No. 1 dated November 29, 1994, Addendum No. 2 dated March 29, 1996, Addendum No. 3 dated August 7, 1996, Addendum No. 4 dated March 24, 1997, and Addendum No. 5 dated February 12, 1997, Addendum No. 6 dated November 18, 1997, Addendum No. 7 dated December 21, 1998, Addendum No. 8 dated September 15, 1999, Addendum No. 9 dated December 28, 1999 and Addendum No. 10 dated February 8, 2000 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of Shares in the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Global Fixed Income Fund (formerly known as the International Fixed Income
Fund), International Growth Equity Fund, International Select Equity Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Value Fund (formerly known as the Small Cap Fund), Technology Fund, Stock Index Fund, Florida Intermediate Tax-Exempt Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Tax-Exempt Money Market Fund, Small Cap Growth Fund, Blue Chip 20 Fund and the Global Communications Fund;

     WHEREAS, the Trust has this day reorganized itself from a Massachusetts business trust to a Delaware business trust; and

     WHEREAS, the Trust and the Transfer Agent desire that the Transfer Agent continue to render transfer agency and other services for the Trust pursuant to the terms of the Transfer Agency Agreement as amended to date;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Restatement. Paragraph 18 of the Transfer Agency Agreement is hereby amended and restated as follows:

                         Miscellaneous. The Trust's Agreement and Declaration of Trust is on file with the Trust. The captions in this Agreement are included for

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                         convenience of reference only and in no way define or
                         delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to paragraph 16 hereof which shall be construed in accordance with the laws of the State of Delaware) and subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

      2. Reaffirmation. The Transfer Agency Agreement as amended to date is hereby reaffirmed and readopted by each of the parties hereto, and the Transfer Agent shall continue to provide services to the Trust, and to receive compensation for such services, as provided in the Transfer Agency Agreement, subject to the terms set forth therein.

      3. Miscellaneous. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                   NORTHERN FUNDS


Attest:                            By:
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                                   Name:
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                                   Title:
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                                   THE NORTHERN TRUST COMPANY


Attest:                            By:
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                                   Name:
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                                   Title:
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